Exhibit 10.1

FIRST AMENDMENT

This First Amendment to Placement Agency Agreement (“Amendment”) is entered into as of the 22nd day of June 2017, by and between TapImmune Inc. (the “Company”) and Katalyst Securities LLC (“Katalyst”), and amends the Placement Agency Agreement dated May 12, 2017 (the “Agreement”).

The Parties to the Agreement hereby amend and restate in its entirety Paragraph 5(h) to read as follows:

Paragraph 5(h):

(h)       Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Securities and the Brokers Warrants and will also pay for the Company’s expenses for accounting fees, legal fees, printing costs, and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Subscription Documents and other documents and instruments relating to the Offering as the Agent may reasonably request. The Company will pay at its own expense in connection with the creation, authorization, issuance, transfer and delivery of the Securities, including, without limitation, fees and expenses of any transfer agent or registrar; the fees and expenses of the Escrow Agent; all fees and expenses of legal, accounting and other advisers to the Company; the Form D filings for offer and sale of the Securities under the federal securities and Blue Sky laws, payable within five (5) days of being invoiced. The Company will pay all such amounts, unless previously paid, at the Closing, or, if there is no Closing, within ten (10) days after written request therefor following the Termination Date. In addition to any fees payable to Katalyst hereunder and regardless of whether the Offering is consummated, the Company hereby agrees to promptly reimburse Katalyst a non accountable expense allowance in the amount of Seventy Thousand Dollars ($70,000) (the “Katalyst Expenses”), paid directly from the escrow account at the time of the Closing from gross proceeds raised by the Agent and if no Closing, then within five (5) days of written request to the Company by wire transfer. The Katalyst Expenses are separate and apart from the Katalyst Broker Compensation and other expenses described herein. This reimbursement obligation is in addition to the reimbursement of fees and expenses relating to attendance by any Agent at proceedings or to indemnification and contribution as contemplated elsewhere in this agreement. In the event the Agent’s personnel must attend or participate in judicial or other proceedings to which we are not a party relating to the subject matter of this agreement, the Company shall pay the Agent an additional per diem payment, per person, at its customary rates, together with reimbursement of all out-of-pocket expenses and disbursements, including reasonable attorneys’ fees and disbursements incurred by it in respect of its preparation for and participation in such proceedings.

This Amendment is hereby made part of and incorporated into the Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby.

This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties below effective as of the date first set forth above.

TAPIMMUNE, INC.

By:	/s/ Glynn Wilson
Glynn Wilson, Ph.D,
Chief Executive Officer

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Michael A. Silverman, Managing Director